Exhibit 99.1

Bruker Reports Fourth Quarter and Fiscal Year 2018 Financial Results

•                  Q4 2018 revenue growth of 4.4%, FY 2018 revenue growth of 7.3%

•                  Q4 2018 organic revenue growth of 3.4%; FY 2018 organic revenue growth of 4.3%

•                  Q4 2018 GAAP EPS of $0.50; Q4 2018 non-GAAP EPS of $0.54, up 5.9% year-over-year

•                  FY 2018 GAAP EPS of $1.14; FY 2018 non-GAAP EPS of $1.40, up 15.7% year-over-year

•                  FY 2018 GAAP operating margin of 13.8%; FY 2018 non-GAAP operating margin of 16.8%, up 90 bps year-over-year, despite a 60 bps FX headwind

BILLERICA, Mass. — February 11, 2019 — Bruker Corporation (Nasdaq: BRKR) today announced financial results for its fourth quarter and fiscal year ended December 31, 2018.

Fourth Quarter 2018 Financial Results

Bruker’s revenues for the fourth quarter of 2018 were $553.6 million, an increase of 4.4% compared to the fourth quarter of 2017. In the fourth quarter of 2018, Bruker’s year-over-year organic revenue growth was 3.4%. Growth from acquisitions was 3.2%, while foreign currency translation had a negative effect of 2.2%.

Fourth quarter 2018 Bruker Scientific Instruments (BSI) segment revenues of $500.5 million increased 3.3% compared to the fourth quarter of 2017, including organic growth of 2.1%. Fourth quarter 2018 Bruker Energy & Supercon Technologies (BEST) segment revenues of $55.6 million increased 9.0% compared to the fourth quarter of 2017, including organic growth, net of intercompany eliminations, of 17.6%.

Fourth quarter 2018 GAAP operating income was $106.4 million, compared to $95.3 million in the fourth quarter of 2017, representing a GAAP operating margin of 19.2%, compared to 18.0% in the fourth quarter of 2017. Non-GAAP operating income was $122.8 million, compared to $112.4 million in the fourth quarter of 2017. Bruker’s fourth quarter 2018 non-GAAP operating margin was 22.2%, up 100 basis points (bps) from 21.2% in the fourth quarter of 2017.

Fourth quarter 2018 GAAP diluted earnings per share (EPS) were $0.50, compared to a GAAP EPS loss of $0.02 in the fourth quarter of 2017. Fourth quarter 2018 non-GAAP diluted EPS were $0.54, a 5.9% increase compared to $0.51 in the fourth quarter of 2017.

Fiscal Year 2018 Financial Results

For fiscal year 2018, Bruker’s revenues increased 7.3% to $1,895.6 million, from $1,765.9 million in fiscal year 2017. In 2018, Bruker’s year-over-year organic revenue growth was 4.3%. Growth from acquisitions added 1.6%, while favorable foreign currency translation contributed 1.4% to revenue growth.

In 2018, BSI segment revenues of $1,707.0 million increased 7.8% compared to 2017, including organic growth of 4.7%. BEST segment revenues in 2018 of $194.8 million increased 1.9% compared to 2017, including organic growth, net of intercompany eliminations, of 0.9%.

In fiscal year 2018, GAAP operating income was $262.4 million, compared to $219.5 million in 2017, representing a GAAP operating margin of 13.8%, compared to 12.4% in fiscal year 2017. Non-GAAP operating income was $317.9 million, compared to $280.9 million in 2017. Bruker’s non-GAAP 2018 operating margin increased to 16.8%, up 90 bps from 15.9% in 2017. During 2018, volume leverage, operational improvements and favorable mix more than offset a 60 basis point negative impact from changes in foreign currency rates on non-GAAP operating margins, primarily in the first half of the year.

In fiscal year 2018, GAAP EPS were $1.14, compared to $0.49 in 2017. Non-GAAP EPS for 2018 were $1.40, an increase of 15.7% over $1.21 in 2017.

In fiscal year 2018, Bruker generated net cash from operating activities of $239.7 million, up from $154.4 million in 2017. Free cash flow in 2018 was $190.5 million, compared to $110.7 million in 2017.

A reconciliation of non-GAAP to GAAP financial measures is provided in the tables accompanying this press release.

Frank Laukien, President and CEO of Bruker, commented: “I would like to thank all of Bruker’s employees and our leadership team for making good progress in 2018 with organic growth of 4.3%, and Scientific Instruments segment organic growth accelerating to 4.7%. We once again delivered on our operating margin expansion commitments, and we invested over $190 million in strategically focused acquisitions. We are very pleased that Bruker’s 2018 non-GAAP EPS increased 15.7% over the prior year, and that our return on invested capital remained well above 20%.”

Dr. Laukien continued: “Bruker’s dual strategy of investing in our six high growth, high margin initiatives under Project Accelerate, and of driving continuous improvements under our Operational Excellence program, position us well for the future. For fiscal year 2019, Bruker expects further, gradual growth acceleration with organic revenue growth of 4% to 5%, and continuing non-GAAP operating margin improvement of 70 to 100 basis points year-over-year.”

Fiscal Year (FY) 2019 Financial Outlook

Bruker is providing initial revenue growth, operating margin expansion and EPS guidance for fiscal year (FY) 2019, based on foreign exchange rates as of December 31, 2018.

For FY 2019, the Company expects 6% to 7% year-over-year revenue growth, including the following estimates:

•                  organic revenue growth of 4% to 5%,

•                  revenue growth from acquisitions of 4%, with constant-currency revenue growth of 8% to 9%, and

•                  a negative foreign currency translation effect on revenue of 2%.

Bruker expects an increase in FY 2019 non-GAAP operating margin of 70 bps to 100 bps year-over-year from 16.8% in FY 2018. Bruker also expects FY 2019 non-GAAP EPS of $1.54 to $1.58, a 10% to 13% increase compared to FY 2018.

For the Company’s outlook for FY 2019 non-GAAP operating margin and non-GAAP EPS, we are not able to provide without unreasonable effort the most directly comparable GAAP financial measures, or reconciliations to such GAAP financial measures on a forward-looking basis. Please see “Use of Non-GAAP Financial Measures” below for a description of items excluded from our expected non-GAAP operating margin and non-GAAP EPS.

Quarterly Earnings Call

Bruker will host a conference call and webcast to discuss its financial results, business outlook, and related corporate and financial matters today at 4:30 p.m. Eastern Time. To listen to the webcast, investors can go to https://ir.bruker.com and click on the “Q4 2018 Earnings Webcast” hyperlink. A slide presentation that will be referenced during the webcast will be posted to the Company’s website shortly before the webcast begins.  Investors can also listen to the earnings webcast via telephone by dialing 1-888-437-2685 (US toll free) or +1-412-317-6702 (international),and referencing “Bruker’s Fourth Quarter 2018 Earnings Conference Call”. A telephone replay of the conference call will be available by dialing 1-877-344-7529 (US toll free) or +1-412-317-0088 (international) and entering conference number: 10128355. The replay will be available beginning one hour after the end of the conference through March 11, 2019.

About Bruker Corporation (Nasdaq: BRKR)

Bruker is enabling scientists to make breakthrough discoveries and develop new applications that improve the quality of human life. Bruker’s high-performance scientific instruments and high-value analytical and diagnostic solutions enable scientists to explore life and materials at molecular, cellular and microscopic levels. In close cooperation with our customers, Bruker is enabling innovation, improved productivity and customer success in life science molecular research, in applied and pharma applications, in microscopy and nanoanalysis, and in industrial applications, as well as in cell biology, preclinical imaging, clinical phenomics and proteomics research and clinical microbiology. For more information, please visit: www.bruker.com.

Use of Non-GAAP Financial Measures

To supplement our consolidated financial statements, which are prepared and presented in accordance with U.S. generally accepted accounting principles (GAAP), we use the following non-GAAP financial measures in this press release or in the earnings webcast: non-GAAP gross profit; non-GAAP gross profit margin; non-GAAP operating income; non-GAAP operating margin; non-GAAP profit before tax; non-GAAP tax rate; non-GAAP net income and non-GAAP earnings per share. These non-GAAP measures exclude costs related to restructuring actions, acquisition and related integration expenses, amortization of acquired intangible assets and other non-operational costs.

We also refer to organic revenue growth, free cash flow and return on invested capital in this press release or on the earnings webcast, which are also non-GAAP financial measures. We define the term organic revenue as GAAP revenue excluding the effect of changes in foreign currency translation rates and the effect of acquisitions and divestitures, and believe it is a useful measure to evaluate our continuing business. We define free cash flow as net cash provided by operating activities less additions to property, plant, and equipment. We believe free cash flow is a useful measure to evaluate our business because it indicates the amount of cash generated after additions to property, plant, and equipment that is available for, among other things, acquisitions, investments in our business, repayment of debt and return of capital to shareholders. We define return on invested capital (ROIC) as non-GAAP operating profit after income tax divided by average total capital, which we define as debt plus equity minus cash and cash equivalents. We believe ROIC is an important measure of how effectively the Company invests its capital.

The presentation of these non-GAAP financial measures is not intended to be a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP and may be different from non-GAAP financial measures used by other companies, and therefore, may not be comparable among companies.  We believe these non-GAAP financial measures provide meaningful supplemental information regarding our performance, however we urge investors to review the reconciliation of these financial measures to the comparable GAAP financial measures included in the accompanying tables, and not to rely on any single financial measure to evaluate our business. Specifically, management believes that the non-GAAP measures mentioned above provide relevant and useful information which is widely used by analysts, investors and competitors in our industry, as well as by our management, in assessing both consolidated and business unit performance.

We use these non-GAAP financial measures to evaluate our period-over-period operating performance because our management believes this provides a more comparable measure of our continuing business by adjusting for certain items that are not reflective of the underlying performance of our business. These measures may also be useful to investors in evaluating the underlying operating performance of our business and forecasting future results.  We regularly use these non-GAAP financial measures internally to understand, manage, and evaluate our business results and make operating decisions.  We also measure our employees and compensate them, in part, based on certain non-GAAP measures and use this information for our planning and forecasting activities.

Additional information relating to these non-GAAP financial measures and reconciliations to the most directly comparable GAAP financial measures is provided in the tables accompanying this press release following our GAAP financial statements and in our slide presentation, which is available through the “Bruker Earnings Release” hyperlink on Bruker’s Investor Relations web site ir.bruker.com.

With respect to the Company’s outlook for 2019 non-GAAP operating margin, non-GAAP EPS and non-GAAP tax rate, we are not providing the most directly comparable GAAP financial measures or corresponding reconciliations to such GAAP financial measures on a forward-looking basis, because we are unable to predict with reasonable certainty certain items that may affect such measures calculated and presented in accordance with GAAP without unreasonable effort. Our expected non-GAAP operating margin, tax rate and EPS ranges exclude primarily the future impact of restructuring actions, unusual gains and losses, acquisition-related expenses and purchase accounting fair value adjustments. These reconciling items are uncertain, depend on various factors outside our management’s control and could significantly impact, either individually or in the aggregate, our future period operating margins, EPS and tax rate calculated and presented in accordance with GAAP.

Forward Looking Statements

Any statements contained in this press release which do not describe historical facts may constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements regarding management’s expectations for future financial and operational performance, expected growth, and business outlook; statements regarding our business focus; our fiscal year 2019 outlook; and statements found under the “Use of Non-GAAP Financial Measures” section of this release. Any forward-looking statements contained herein are based on current expectations, but are subject to risks and uncertainties that could cause actual results to differ materially from those indicated, including, but not limited to, risks and uncertainties relating to adverse changes in conditions in the global economy and volatility in the capital markets, the integration of businesses we have acquired or may acquire in the future, fluctuations in foreign currency exchange rates, our ability to successfully implement our restructuring initiatives, changing technologies, product development and market acceptance of our products, the cost and pricing of our products, manufacturing, competition, dependence on collaborative partners, key suppliers and contract manufacturers, capital spending and government funding policies, changes in governmental regulations, the use and protection of intellectual property rights, litigation, and other risk factors discussed from time to time in our filings with the Securities and Exchange Commission, or SEC. These and other factors are identified and described in more detail in our filings with the SEC, including, without limitation, our annual report on Form 10-K for the year ended December 31, 2017 and subsequently filed Quarterly Reports on Form 10-Q. We expressly disclaim any intent or obligation to update these forward-looking statements other than as required by law.

-tables follow-

Contacts:

Miroslava Minkova

Director, Investor Relations & Corporate Development

Bruker Corporation

T: +1 (978) 663 — 3660, ext. 1479

E: miroslava.minkova@bruker.com

Bruker Corporation

CONDENSED CONSOLIDATED BALANCE SHEETS (unaudited)

	December 31,	December 31,
(in millions)	2018	2017

ASSETS

Current assets:
Cash and cash equivalents	$322.4	$325.0
Short-term investments	—	114.2
Accounts receivable, net	357.2	319.3
Inventories	509.6	486.2
Other current assets	115.1	114.1
Total current assets	1,304.3	1,358.8

Property, plant and equipment, net	270.6	266.5
Intangibles, net and other long-term assets	553.7	323.2

Total assets	$2,128.6	$1,948.5

LIABILITIES AND SHAREHOLDERS’ EQUITY

Current liabilities:
Current portion of long-term debt	$18.5	$—
Accounts payable	104.5	90.8
Customer advances	124.4	111.7
Other current liabilities	350.6	322.0
Total current liabilities	598.0	524.5

Long-term debt	322.6	415.6
Other long-term liabilities	280.3	274.9

Redeemable noncontrolling interest	22.6	—

Total shareholders’ equity	905.1	733.5

Total liabilities and shareholders’ equity	$2,128.6	$1,948.5

FOR FURTHER INFORMATION:	Miroslava Minkova, Director, Investor Relations & Corporate Development
Tel: +1 (978) 663-3660, ext. 1479
Email: miroslava.minkova@bruker.com

Bruker Corporation

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (unaudited)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
(in millions, except per share amounts)	2018	2017(1)	2018	2017(1)

Revenues	$553.6	$530.5	$1,895.6	$1,765.9
Cost of revenues	280.8	274.3	995.6	949.9

Gross profit	272.8	256.2	900.0	816.0

Operating expenses:
Selling, general and administrative	117.3	111.9	444.7	415.2
Research and development	44.8	43.1	173.4	161.6
Other charges, net	4.3	5.9	19.5	19.7
Total operating expenses	166.4	160.9	637.6	596.5

Operating income	106.4	95.3	262.4	219.5

Interest and other income (expense), net	(6.2)	(6.7)	(17.7)	(21.7)

Income before income taxes and noncontrolling interest in consolidated subsidiaries	100.2	88.6	244.7	197.8
Income tax provision	22.3	91.6	63.7	117.5

Consolidated net income (loss)	77.9	(3.0)	181.0	80.3
Net income attributable to noncontrolling interests in consolidated subsidiaries	(0.2)	0.4	1.3	1.7
Net income (loss) attributable to Bruker Corporation	$78.1	$(3.4)	$179.7	$78.6

Net income (loss) per common share attributable to Bruker Corporation shareholders:
Basic	$0.50	$(0.02)	$1.15	$0.50
Diluted	$0.50	$(0.02)	$1.14	$0.49

Weighted average common shares outstanding:
Basic	156.6	155.7	156.2	158.1
Diluted	157.4	156.9	157.2	159.1

(1)The Company adopted Accounting Standards Update (ASU) 2017-07 as of January 1, 2018 under the retrospective approach.  Accordingly, the 2017 income statement accounts have been restated to reflect ASU 2017-07.

Bruker Corporation

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (unaudited)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
(in millions)	2018	2017	2018	2017
Cash flows from operating activities:
Consolidated net income (loss)	$77.9	$(3.0)	$181.0	$80.3
Adjustments to reconcile consolidated net income to cash flows from operating activities:
Depreciation and amortization	16.6	15.7	64.9	63.9
Stock-based compensation expense	3.1	2.6	11.3	11.0
Deferred income taxes	(6.5)	33.2	(15.1)	28.2
Other non-cash expenses, net	11.1	5.5	39.8	11.6
Changes in operating assets and liabilities, net of acquisitions and divestitures:
Accounts receivable	(23.6)	(47.1)	(30.5)	(55.5)
Inventories	19.8	30.9	(35.5)	(6.6)
Accounts payable and accrued expenses	7.4	42.3	6.2	33.7
Income taxes payable, net	11.3	11.5	2.8	5.2
Deferred revenue	2.3	4.2	7.1	4.0
Customer advances	1.4	6.9	3.5	(27.8)
Other changes in operating assets and liabilities, net	11.5	1.0	4.2	6.4
Net cash provided by operating activities	132.3	103.7	239.7	154.4

Cash flows from investing activities:
Purchases of short-term investments	—	—	—	(118.5)
Maturities of short-term investments	—	52.8	117.0	186.8
Cash paid for acquisitions, net of cash acquired	(136.3)	(0.5)	(191.6)	(66.3)
Purchases of property, plant and equipment	(20.3)	(12.4)	(49.2)	(43.7)
Proceeds from sales of property, plant and equipment	0.3	4.6	0.4	11.5
Net cash (used in) provided by investing activities	(156.3)	44.5	(123.4)	(30.2)

Cash flows from financing activities:
Proceeds from revolving lines of credit	101.9	—	129.4	154.0
Repayment of revolving lines of credit	(15.6)	(65.0)	(218.1)	(130.0)
Repayment of note purchase agreement	—	—	—	(20.0)
(Repayment) Proceeds of other debt, net	(3.9)	0.1	(4.8)	(0.9)
Proceeds from issuance of common stock, net	0.5	4.7	9.4	20.0
Repurchase of common stock	—	(22.5)	—	(152.2)
Payment of dividends	(6.3)	(6.3)	(25.1)	(25.4)
Payment of contingent consideration	—	—	(2.3)	(3.5)
Cash payments to noncontrolling interest	—	(0.5)	(0.9)	(1.0)
Net cash provided by (used in) financing activities	76.6	(89.5)	(112.4)	(159.0)
Effect of exchange rate changes on cash, cash equivalents and restricted cash	(1.1)	2.4	(6.5)	17.8
Net change in cash, cash equivalents and restricted cash	51.5	61.1	(2.6)	(17.0)
Cash, cash equivalents and restricted cash at beginning of period	274.8	267.8	328.9	345.9
Cash, cash equivalents and restricted cash at end of period	$326.3	$328.9	$326.3	$328.9

Bruker Corporation

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES (unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
(in millions, except per share amounts)	2018	2017 (1)	2018	2017 (1)
Reconciliation of Non-GAAP Operating Income, Non-GAAP Profit Before Tax, Non-GAAP Net Income, and Non-GAAP EPS
GAAP Operating Income	$106.4	$95.3	$262.4	$219.5
Non-GAAP Adjustments:
Restructuring Costs	2.7	7.7	9.4	16.2
Acquisition-Related Costs	3.4	0.8	7.3	10.2
Purchased Intangible Amortization	7.4	7.0	28.9	29.6
Other Costs	2.9	1.6	9.9	5.4
Total Non-GAAP Adjustments:	$16.4	$17.1	$55.5	$61.4

Non-GAAP Operating Income	$122.8	$112.4	$317.9	$280.9
Non-GAAP Operating Margin	22.2%	21.2%	16.8%	15.9%

Non-GAAP Interest & Other Expense, net	(6.2)	(6.2)	(17.7)	(22.3)
Non-GAAP Profit Before Tax	116.6	106.2	300.2	258.6

Non-GAAP Income Tax Provision	(31.5)	(26.0)	(78.5)	(64.7)
Non-GAAP Tax Rate	27.0%	24.5%	26.1%	25.0%

Minority Interest	0.2	(0.4)	(1.3)	(1.7)

Non-GAAP Net Income Attributable to Bruker	85.3	79.8	220.4	192.2

Weighted Average Shares Outstanding (Diluted)	157.4	156.9	157.2	159.1

Non-GAAP Earnings Per Share	$0.54	$0.51	$1.40	$1.21

Reconciliation of GAAP and Non-GAAP Gross Profit
GAAP Gross Profit	$272.8	$256.2	$900.0	$816.0
Non-GAAP Adjustments:
Restructuring Costs	1.8	4.0	2.6	5.6
Acquisition-Related Costs	2.3	0.1	3.9	5.7
Purchased Intangible Amortization	5.0	5.6	21.6	24.0
Other Costs	0.6	0.1	0.6	0.8
Total Non-GAAP Adjustments:	9.7	9.8	28.7	36.1
Non-GAAP Gross Profit	$282.5	$266.0	$928.7	$852.1
Non-GAAP Gross Margin	51.0%	50.1%	49.0%	48.3%

Reconciliation of GAAP and Non-GAAP Tax Rate
GAAP Tax Rate	22.3%	103.4%	26.0%	59.4%
Non-GAAP Adjustments:
Tax Impact of Non-GAAP Adjustments	-1.2%	-1.6%	-0.6%	-0.1%
Tax Authority Settlements	0.0%	0.0%	0.0%	0.0%
Valuation Allowance (Release)/Add	0.0%	0.0%	0.0%	0.0%
U.S. Tax Reform- Toll Charge	-2.9%	-62.1%	-2.7%	-27.8%
U.S. Tax Reform- Tax Rate Change	0.1%	-1.3%	0.1%	-0.6%
U.S. Tax Reform- Change in APB 23	8.6%	-14.4%	3.5%	-6.5%
Other Discrete Items	0.1%	0.5%	-0.2%	0.6%
Total Non-GAAP Adjustments:	4.7%	-78.9%	0.1%	-34.4%
Non-GAAP Tax Rate	27.0%	24.5%	26.1%	25.0%

Reconciliation of GAAP and Non-GAAP Earnings Per Share (Diluted)
GAAP Earnings Per Share (Diluted)	$0.50	$(0.02)	$1.14	$0.49
Non-GAAP Adjustments:
Restructuring Costs	0.02	0.05	0.06	0.10
Acquisition-Related Costs	0.02	0.01	0.05	0.06
Purchased Intangible Amortization	0.04	0.04	0.18	0.19
Other Costs	0.02	0.01	0.06	0.04
Income Tax Rate Differential	(0.06)	0.42	(0.09)	0.33
Total Non-GAAP Adjustments:	0.04	0.53	0.26	0.72
Non-GAAP Earnings Per Share (Diluted)	$0.54	$0.51	$1.40	$1.21

Bruker Corporation

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES (unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
(in millions, except per share amounts)	2018	2017 (1)	2018	2017 (1)
Reconciliation of GAAP Operating Cash Flow and Non-GAAP Free Cash Flow
GAAP Operating Cash Flow	$132.3	$103.7	$239.7	$154.4
Non-GAAP Adjustments:
Purchases of property, plant and equipment	(20.3)	(12.4)	(49.2)	(43.7)
Non-GAAP Free Cash Flow	$112.0	$91.3	$190.5	$110.7

Reconciliation of Non-GAAP Return on Invested Capital (ROIC)

Non-GAAP Operating Income (from above)			$317.9	$280.9
Less: Non-GAAP Income Tax Provision (from above)			(78.5)	(64.7)
Non-GAAP Operating Income after Tax			$239.4	$216.2

Average Total Invested Capital:
Average Long-Term Debt			$369.1	$403.6
Average Current portion of Long-Term Debt			9.3	10.1
Average Total Shareholders’ Equity			830.6	713.3
Less: Average Cash and Cash Equivalents			323.7	333.7
Average Total Invested Capital			$885.3	$793.3

Return on Invested Capital (ROIC)			27.0%	27.3%

Reconciliation of Impact of Adoption of ASU 2017-07
Cost of revenues	(0.8)	(1.0)	(2.1)	(3.0)
Selling, general and administrative	(0.7)	(0.2)	(1.1)	(0.7)
Research and development	(0.2)	(0.4)	(0.7)	(1.1)
Interest and other income (expense), net	1.7	1.6	3.9	4.8
Net Impact to Net Income and Earnings per Share:	—	—	—	—

(1)The Company adopted Accounting Standards Update (ASU) 2017-07 as of January 1, 2018 under the retrospective approach. Accordingly, the 2017 income statement accounts have been restated to reflect ASU 2017-07.

Bruker Corporation

REVENUE

	Three Months Ended December 31,		Twelve Months Ended December 31,
(in millions)	2018	2017	2018	2017
Revenue by Group:
Bruker BioSpin	$179.9	$178.7	$591.1	$571.9
Bruker CALID	153.9	147.3	547.8	499.0
Bruker Nano	166.7	158.4	568.1	513.0
BEST	55.6	51.0	194.8	191.2
Eliminations	(2.5)	(4.9)	(6.2)	(9.2)
Total Revenue	$553.6	$530.5	$1,895.6	$1,765.9

Revenue by End Customer Geography:
United States	$142.1	$119.4	$489.4	$434.7
Europe	219.6	223.1	701.3	665.2
Asia Pacific	152.4	152.7	549.2	514.8
Other	39.5	35.3	155.7	151.2
Total Revenue	$553.6	$530.5	$1,895.6	$1,765.9

	Total Bruker
Reconciliation of GAAP Reported Revenue Growth to Organic Revenue Growth
GAAP Revenue as of Prior Comparable Period	$530.5	$470.3	$1,765.9	$1,611.3
Non-GAAP Adjustments:
Acquisitions and divestitures	17.0	16.8	28.2	77.2
Currency	(12.1)	24.6	25.5	19.6
Organic	18.2	18.8	76.0	57.8
Total Non-GAAP Adjustments:	23.1	60.2	129.7	154.6
Non-GAAP Revenue	$553.6	$530.5	$1,895.6	$1,765.9
Organic Revenue Growth	3.4%	4.0%	4.3%	3.6%

	BSI Segment
Reconciliation of GAAP Reported Revenue Growth to Organic Revenue Growth
GAAP Revenue as of Prior Comparable Period	$484.4	$435.1	$1,583.9	$1,492.7
Non-GAAP Adjustments:
Acquisitions and divestitures	17.0	12.8	28.2	33.4
Currency	(11.0)	21.8	20.5	17.2
Organic	10.1	14.7	74.4	40.6
Total Non-GAAP Adjustments:	16.1	49.3	123.1	91.2
Non-GAAP Revenue	$500.5	$484.4	$1,707.0	$1,583.9
Organic Revenue Growth	2.1%	3.4%	4.7%	2.7%

	BEST Segment, net of Intercompany Eliminations
Reconciliation of GAAP Reported Revenue Growth to Organic Revenue Growth
GAAP Revenue as of Prior Comparable Period	$46.1	$35.2	$182.0	$118.6
Non-GAAP Adjustments:
Acquisitions and divestitures	—	4.1	—	43.8
Currency	(1.1)	2.7	5.0	2.4
Organic	8.1	4.1	1.6	17.2
Total Non-GAAP Adjustments:	7.0	10.9	6.6	63.4
Non-GAAP Revenue	$53.1	$46.1	$188.6	$182.0
Organic Revenue Growth	17.6%	11.6%	0.9%	14.5%

The Company adopted Accounting Standards Codification (ASC) 606 as of January 1, 2018 under the modified retrospective approach.  Accordingly, the 2017 revenue amounts have not been restated to reflect ASC 606 and are presented for informational purposes only.